EXHIBIT 99.1

Press Release
Irvine, CA – May 13, 2024	Contact: Alan Peterson
Email: investorrelations@ahcreit.com
American Healthcare REIT (“AHR”) Announces First Quarter 2024 Results
American Healthcare REIT, Inc. (the “Company,” “we,” “our,” or “us”) (NYSE: AHR) announced today its first quarter 2024 results.
Key Highlights:
•Reported GAAP net loss attributable to common stockholders of $(0.04) per basic and diluted share for the three months ended March 31, 2024.
•Reported Normalized Funds from Operations attributable to common stockholders (“NFFO”) of $0.30 per basic and diluted share for the three months ended March 31, 2024.
•Achieved 7.1% total portfolio Same-Store (“SS”) revenue growth for the three months ended March 31, 2024 compared to the same period in 2023, largely driven by improved performance in the Company’s RIDEA-operated assets.
•Achieved total portfolio Same-Store Net Operating Income (“NOI”) growth of 13.0% for the three months ended March 31, 2024 compared to the same period in 2023, highlighted by 33.5% and 19.9% Same-Store NOI growth from its senior housing operating properties (“SHOP”) and integrated senior health campuses (“ISHC”), respectively.
•Disposed of approximately $15.6 million of Non-Core Properties across the Company’s outpatient medical (“OM”) and SHOP segments.
•Acquired a 14-property portfolio in Oregon for approximately $94.5 million that is managed by Compass Senior Living in a RIDEA structure.
•Completed a public offering of 64.4 million shares of its common stock priced at a public offering price of $12.00 per share and listed such common stock on the New York Stock Exchange (“NYSE”) under the symbol “AHR”.
•Paid down approximately $721.5 million of outstanding debt obligations carrying a weighted average interest rate of approximately 7.5%, substantially improving leverage metrics and providing the Company with additional borrowing capacity and flexibility.
“After completing our offering and listing event in February, our main focus is on delivering strong operating performance across our property segments. The year is off to a solid start, as we captured outsized growth within our RIDEA-operated assets due to the supply-demand imbalance present in the senior housing industry. Our assets are well positioned and staffed appropriately to capitalize on further near-term demand tailwinds, which we believe will drive additional occupancy gains and rate growth,” said Danny Prosky, the Company’s President and Chief Executive Officer.

Page | 1

First Quarter 2024 Results
The Company’s active asset management continues to strengthen top-line growth, in addition to effectively managing controllable expenses. In aggregate, NOI growth remains on track to achieve the growth contemplated within the Company’s 2024 total portfolio Same-Store NOI growth guidance range.

SS NOI Growth Rates: Quarter Ended March 31, 2024 Relative to Quarter Ended March 31, 2023
Segment	NOI Growth
ISHC OM SHOP Triple-Net Leased Properties Total Portfolio	19.9% 1.0% 33.5% 4.3% 13.0%
“Our hands-on active asset management approach is proving its merits, as evidenced by the stellar performance of our recently acquired Oregon portfolio. After only two months of owning and operating the portfolio, with Compass Senior Living as our operating partner, the properties have meaningfully improved bottom-line performance and, while still early, are trending ahead of our initial expectations,” said Gabe Willhite, the Company’s Chief Operating Officer.
Full Year 2024 Guidance
The Company’s following guidance ranges for the year ending December 31, 2024, originally announced on March 21, 2024 in the Company’s Fourth Quarter 2023 Earnings Release, remain unchanged:

Full Year 2024 Guidance
Metric	FY 2024 Range	FY 2024 Midpoint
NAREIT FFO per share NFFO per share Total Portfolio SS NOI Growth Segment-Level SS NOI Growth / (Decline): ISHC OM SHOP Triple-Net Leased Properties	$1.13 to $1.19 $1.18 to $1.24 5.0% to 7.0% 8.0% to 10.0% (0.5)% to 0.0% 25.0% to 30.0% 1.0% to 3.0%	$1.16 $1.21 6.0% 9.0% (0.3)% 27.5% 2.0%
Certain of the assumptions underlying the Company’s 2024 guidance can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company’s First Quarter 2024 Supplemental Financial Information (“Supplemental”). A reconciliation of Net Loss calculated in accordance with GAAP to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. The Company does not provide guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, stock-based compensation, casualty loss, non-Same-Store revenues, and non-Same-Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Page | 2

Transaction Activity
As previously announced, on February 1, 2024, the Company acquired a senior housing portfolio in Oregon consisting of 856 beds across 14 properties. The total consideration consisted of approximately $94.5 million of assumed debt, plus closing costs, reflecting a price per bed of approximately $110,000. The assumed debt has a fixed interest rate of 4.54% and matures on January 1, 2028. The portfolio is managed by Compass Senior Living through a RIDEA structure. The Company has a longstanding relationship with Compass Senior Living as a tenant in its triple-net leased properties segment and recognized the strength of the operator through the COVID-19 pandemic. The management agreement is the Company’s first RIDEA structure with Compass Senior Living, expanding the Company’s high-quality operator relationships.
Additionally, during the three months ended March 31, 2024, the Company disposed of two Non-Core OM buildings and one Non-Core SHOP facility for approximately $15.6 million in aggregate gross proceeds, of which $11 million was previously announced.
Subsequent to quarter end, through the Company’s Trilogy REIT Holdings investment, the Company redeemed all the remaining equity interests in Trilogy owned by members of Trilogy management and certain members of Trilogy’s advisory committee. As a result, as of April 15, 2024, the Company owns 76% of Trilogy. As previously reported, the Company also has an option to purchase the remaining 24% of Trilogy that is owned by a joint venture partner until September 30, 2025 at a predetermined price.
Capital Markets and Balance Sheet Activity
As previously announced, during the three months ended March 31, 2024, the Company completed a public offering of 64.4 million shares of its common stock, raising gross offering proceeds of $772.8 million, and listed such common stock on the NYSE under the symbol “AHR”. During the quarter, the Company paid down approximately $721.5 million of outstanding debt with a weighted average interest rate of approximately 7.5%. This significant reduction in outstanding debt improved the Company's leverage by meaningfully reducing near-term maturities and high-interest floating-rate debt. Additionally, during the quarter the Company amended its existing credit facility, extending its maturity date and increasing its borrowing capacity to up to $1.15 billion. The credit facility consists of an unsecured revolving credit facility in the initial aggregate amount of $600 million and an unsecured term loan facility in the initial aggregate amount of $550 million. The revolving portion of the credit facility now matures on February 14, 2028, and may be extended for one 12-month period, subject to certain conditions, and the term loan portion of the facility matures on January 19, 2027.
As of March 31, 2024, the Company’s total Pro-Rata indebtedness was $1.75 billion, and the Company had approximately $914.5 million of total consolidated liquidity comprised of cash and undrawn capacity on its lines of credit.
“Utilizing proceeds from our public offering in February, we were able to pay down floating-rate indebtedness, bringing our net-debt-to-Adjusted EBITDA ratio down to 6.4x at the end of the first quarter. We believe that the organic earnings growth embedded in our previously announced Normalized FFO and Same-Store portfolio guidance for the remainder of the year should result in further improvement to our leverage ratios,” said Brian Peay, the Company’s Chief Financial Officer.

Page | 3

Distribution
As previously announced, the Company’s Board of Directors declared a cash distribution for the quarter ended March 31, 2024 of $0.25 per share of its common stock, Class T common stock and Class I common stock. The first quarter distribution was paid in cash on April 19, 2024 to stockholders of record as of March 28, 2024.
Supplemental Information
The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of March 31, 2024 and for the quarter then ended and certain other information, which is available on the Company's website at https://ir.americanhealthcarereit.com.
Conference Call and Webcast Information
The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on May 14, 2024. During the conference call, Company executives will review first quarter 2024 results, discuss recent events and conduct a question-and-answer period.
To join via webcast, investors may use the following link: https://events.q4inc.com/attendee/167736636.
Alternatively, to join via telephone, please pre-register at the following link.
A digital replay of the call will be available on our website at https://ir.americanhealthcarereit.com shortly after the conclusion of the call.
Forward-Looking Statements
Certain statements contained in this press release, including statements relating to the Company's expectations regarding its interest expense savings, balance sheet, net income or loss per share, FFO per share, NFFO per share, total portfolio Same-Store NOI growth, segment-level Same-Store NOI growth, occupancy, NOI growth, revenue growth, margin expansion and plans for Trilogy may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, risks disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Page | 4

Non-GAAP Financial Measures
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: NAREIT FFO, NFFO, NOI, Same-Store NOI, EBITDA and Adjusted EBITDA. The Company believes these non-GAAP financial measures are useful supplemental measures of its operating performance and used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this earnings release.
About American Healthcare REIT, Inc.
American Healthcare REIT, Inc. is a self-managed real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on outpatient medical buildings, senior housing, skilled nursing facilities and other healthcare-related facilities. Its properties are located in 36 states, the United Kingdom and the Isle of Man. For additional information, please visit www.AmericanHealthcareREIT.com.

Page | 5

AMERICAN HEALTHCARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2024 and December 31, 2023
(In thousands) (Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Real estate investments, net	$3,478,773	$3,425,438
Debt security investment, net	87,984	86,935
Cash and cash equivalents	77,026	43,445
Restricted cash	47,505	47,337
Accounts and other receivables, net	215,881	185,379
Identified intangible assets, net	187,814	180,470
Goodwill	234,942	234,942
Operating lease right-of-use assets, net	221,575	227,846
Other assets, net	151,930	146,141
Total assets	$4,703,430	$4,577,933

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$1,228,435	$1,302,396
Lines of credit and term loan, net	759,308	1,223,967
Accounts payable and accrued liabilities	257,283	242,905
Identified intangible liabilities, net	5,805	6,095
Financing obligations	41,101	41,756
Operating lease liabilities	219,767	225,502
Security deposits, prepaid rent and other liabilities	48,933	76,134
Total liabilities	2,560,632	3,118,755

Commitments and contingencies

Redeemable noncontrolling interests	11,636	33,843

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value per share; 700,000,000 shares authorized; 65,372,222 shares issued and outstanding as of March 31, 2024 and none issued and outstanding as of December 31, 2023	644	—
Class T common stock, $0.01 par value per share; 200,000,000 shares authorized; 19,552,425 and 19,552,856 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	194	194
Class I common stock, $0.01 par value per share; 100,000,000 shares authorized; 46,673,320 shares issued and outstanding as of both March 31, 2024 and December 31, 2023	467	467
Additional paid-in capital	3,275,252	2,548,307
Accumulated deficit	(1,313,190)	(1,276,222)
Accumulated other comprehensive loss	(2,468)	(2,425)
Total stockholders’ equity	1,960,899	1,270,321
Noncontrolling interests	170,263	155,014
Total equity	2,131,162	1,425,335
Total liabilities, redeemable noncontrolling interests and equity	$4,703,430	$4,577,933
Page | 6

AMERICAN HEALTHCARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Three Months Ended March 31, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Resident fees and services	$452,118	$408,630
Real estate revenue	47,415	43,596
Total revenues	499,533	452,226
Expenses:
Property operating expenses	403,629	370,146
Rental expenses	13,727	15,195
General and administrative	11,828	13,053
Business acquisition expenses	2,782	332
Depreciation and amortization	42,767	44,670
Total expenses	474,733	443,396
Other income (expense):
Interest expense:
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments)	(36,438)	(39,011)
Gain (loss) in fair value of derivative financial instruments	6,417	(195)
Gain (loss) on dispositions of real estate investments, net	2,263	(132)
Loss from unconsolidated entities	(1,205)	(306)
Gain on re-measurement of previously held equity interest	—	726
Foreign currency (loss) gain	(426)	1,008
Other income	1,863	1,608
Total net other expense	(27,526)	(36,302)
Loss before income taxes	(2,726)	(27,472)
Income tax expense	(278)	(143)
Net loss	(3,004)	(27,615)
Net (income) loss attributable to noncontrolling interests	(888)	1,743
Net loss attributable to controlling interest	$(3,892)	$(25,872)
Net loss per share of Common Stock, Class T common stock and Class I common stock attributable to controlling interest — basic and diluted	$(0.04)	$(0.39)
Weighted average number of shares of Common Stock, Class T common stock and Class I common stock outstanding — basic and diluted	104,295,142	66,026,173

Net loss	$(3,004)	$(27,615)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(43)	122
Total other comprehensive (loss) income	(43)	122
Comprehensive loss	(3,047)	(27,493)
Comprehensive (income) loss attributable to noncontrolling interests	(888)	1,743
Comprehensive loss attributable to controlling interest	$(3,935)	$(25,750)

Page | 7

AMERICAN HEALTHCARE REIT, INC.
FFO and Normalized FFO Reconciliation
For the Three Months Ended March 31, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss	$(3,004)	$(27,615)
Depreciation and amortization related to real estate — consolidated properties	42,729	44,632
Depreciation and amortization related to real estate — unconsolidated entities	186	63
(Gain) loss on dispositions of real estate investments, net — consolidated properties	(2,263)	132
Net (income) loss attributable to noncontrolling interests	(888)	1,743
Gain on re-measurement of previously held equity interest	—	(726)
Depreciation, amortization, impairments, net gain/loss on dispositions and gain on re-measurement — noncontrolling interests	(5,462)	(6,538)
NAREIT FFO attributable to controlling interest	$31,298	$11,691

Business acquisition expenses	$2,782	$332
Amortization of above- and below-market leases	426	8,675
Amortization of closing costs — debt security investments	76	65
Change in deferred rent	(589)	(60)
Non-cash impact of changes to equity instruments	1,935	1,072
Capitalized interest	(134)	(26)
Loss on debt extinguishments	1,280	—
(Gain) loss in fair value of derivative financial instruments	(6,417)	195
Foreign currency loss (gain)	426	(1,008)
Adjustments for unconsolidated entities	(110)	(74)
Adjustments for noncontrolling interests	125	(633)
Normalized FFO attributable to controlling interest	$31,098	$20,229
Weighted average common shares outstanding — basic and diluted	104,295,142	66,026,173
Net loss per common share attributable to controlling interest — basic and diluted	$(0.04)	$(0.39)
NAREIT FFO per common share attributable to controlling interest — basic and diluted	$0.30	$0.18
Normalized FFO per common share attributable to controlling interest — basic and diluted	$0.30	$0.31

Page | 8

AMERICAN HEALTHCARE REIT, INC.
Adjusted EBITDA Reconciliation
For the Three Months Ended March 31, 2024
(In thousands) (Unaudited)

Net loss	$(3,004)

Adjustments:
Loss from unconsolidated entities	1,205
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments)	36,438
Income tax expense	278
Depreciation and amortization (including amortization of above/below market leases and right-of-use assets and accretion of lease liabilities)	43,784
Straight line rent	(1,132)
Foreign currency loss	426
Gain in fair value of derivative financial instruments	(6,417)
EBITDA	$71,578

Non-cash stock-based compensation expense	1,935
Business acquisition expenses	2,782
Gain on dispositions of real estate investments, net	(2,263)
Non-recurring one-time items	212

Adjusted EBITDA	$74,244

Page | 9

AMERICAN HEALTHCARE REIT, INC.
Cash NOI Reconciliation
For the Three Months Ended March 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss	$(3,004)	$(27,615)
General and administrative	11,828	13,053
Business acquisition expenses	2,782	332
Depreciation and amortization	42,767	44,670
Interest expense	36,438	39,011
(Gain) loss in fair value of derivative financial instruments	(6,417)	195
(Gain) loss on dispositions of real estate investments, net	(2,263)	132
Loss from unconsolidated entities	1,205	306
Gain on re-measurement of previously held equity interests	—	(726)
Foreign currency loss (gain)	426	(1,008)
Other income	(1,863)	(1,608)
Income tax expense	278	143
Total NOI	$82,177	$66,885

Straight line rent	(1,132)	(1,090)
Facility rental expense	8,840	9,645
Other non-cash adjustments	391	8,614
COVID subsidies	—	(143)
Consolidated Cash NOI	$90,276	$83,911

Cash NOI attributable to noncontrolling interest (1)	(12,714)	(10,789)
Pro-Rata Cash NOI	$77,562	$73,122
___________
(1)All quarters are based upon ownership percentage as of the most recent quarter end.

Page | 10

AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation
For the Three Months Ended March 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
ISHC
NOI	$41,980	$33,409
Facility rental expense	8,840	9,645
Cash NOI attributable to noncontrolling interest (1)	(12,484)	(10,577)
Cash NOI	$38,336	$32,477
New acquisitions/dispositions/transitions	(4,844)	(4,554)
Same-Store NOI	$33,492	$27,923

Outpatient Medical
NOI	$20,978	$23,075
Straight line rent	(158)	(393)
Other non-cash adjustments	164	187
Cash NOI	$20,984	$22,869
New acquisitions/dispositions/transitions	(75)	(2,247)
Non-Core Properties	(834)	(752)
Same-Store NOI	$20,075	$19,870

SHOP
NOI	$6,509	$5,075
Other non-cash adjustments	—	(40)
COVID subsidies	—	(143)
Cash NOI attributable to noncontrolling interest (1)	(46)	(30)
Cash NOI	$6,463	$4,862
New acquisitions/dispositions/transitions	784	557
Development conversion	540	412
Same-Store NOI	$7,787	$5,831

Triple-Net Leased Properties
NOI	$12,710	$5,326
Straight line rent	(974)	(697)
Other non-cash adjustments	227	8,467
Cash NOI attributable to noncontrolling interest (1)	(184)	(182)
Cash NOI	$11,779	$12,914
Debt security investment	(2,081)	(1,970)
New acquisitions/dispositions/transitions	—	(1,653)
Non-Core Properties	(373)	(352)
Same-Store NOI	$9,325	$8,939

Page | 11

AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation – (Continued)
For the Three Months Ended March 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Total
NOI	$82,177	$66,885
Straight line rent	(1,132)	(1,090)
Facility rental expense	8,840	9,645
Other non-cash adjustments	391	8,614
COVID subsidies	—	(143)
Cash NOI attributable to noncontrolling interest (1)	(12,714)	(10,789)
Cash NOI	$77,562	$73,122
Debt security investment	(2,081)	(1,970)
New acquisitions/dispositions/transitions	(4,135)	(7,897)
Development conversion	540	412
Non-Core Properties	(1,207)	(1,104)
Same-Store NOI	$70,679	$62,563

___________
(1)All quarters are based upon ownership percentage as of the most recent quarter end.

Page | 12

AMERICAN HEALTHCARE REIT, INC.
Same-Store Revenue Reconciliation
For the Three Months Ended and Years Ended March 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
ISHC
GAAP revenue	$393,122	$361,770
Cash revenue attributable to noncontrolling interest (1)	(96,569)	(88,867)
Cash revenue	$296,553	$272,903
Revenue attributable to non-Same-Store properties	(93,786)	(84,108)
Same-Store revenue	$202,767	$188,795

Outpatient Medical
GAAP revenue	$34,067	$37,483
Straight line rent	(158)	(393)
Other non-cash adjustments	(185)	(119)
Cash revenue	$33,724	$36,971
Revenue attributable to non-Same-Store properties	(155)	(3,983)
Revenue attributable to Non-Core Properties	(1,266)	(1,149)
Same-Store revenue	$32,303	$31,839

SHOP
GAAP revenue	$58,996	$46,860
Cash revenue attributable to noncontrolling interest (1)	(276)	(379)
Cash revenue	$58,720	$46,481
Revenue attributable to non-Same-Store properties	(16,053)	(7,613)
Revenue attributable to development conversion	(270)	(591)
Same-Store revenue	$42,397	$38,277

Page | 13

AMERICAN HEALTHCARE REIT, INC.
Same-Store Revenue Reconciliation – (Continued)
For the Three Months Ended and Years Ended March 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Triple-Net Leased Properties
GAAP revenue	$13,348	$6,113
Straight line rent	(974)	(697)
Other non-cash adjustments	210	8,468
Cash revenue attributable to noncontrolling interest (1)	(186)	(182)
Cash revenue	$12,398	$13,702
Debt security investment	(2,081)	(1,970)
Revenue attributable to non-Same-Store properties	—	(1,805)
Revenue attributable to Non-Core Properties	(458)	(477)
Same-Store revenue	$9,859	$9,450

Total
GAAP revenue	$499,533	$452,226
Straight line rent	(1,132)	(1,090)
Other non-cash adjustments	25	8,349
Cash revenue attributable to noncontrolling interest (1)	(97,031)	(89,428)
Cash revenue	$401,395	$370,057
Debt security investment	(2,081)	(1,970)
Revenue attributable to non-Same-Store properties	(109,994)	(97,509)
Revenue attributable to development conversion	(270)	(591)
Revenue attributable to Non-Core Properties	(1,724)	(1,626)
Same-Store revenue	$287,326	$268,361
___________
(1)All quarters are based upon ownership percentage as of the most recent quarter end.

Page | 14

AMERICAN HEALTHCARE REIT, INC.
Earnings Outlook Reconciliation
For the Year Ending December 31, 2024
(In millions, except per share amounts) (Unaudited)

	Low	High
Net (loss) income attributable to common stockholders	$(4.15)	$3.19
Depreciation and amortization(1)	147.26	147.26
NAREIT FFO attributable to common stockholders	$143.11	$150.45

Amortization of other intangible assets(1)	$1.66	$1.66
Change in deferred rent(1)	(0.42)	(0.42)
Non-cash impact of changes to equity plan(1)	6.04	6.04
Other adjustments	(0.80)	(0.80)
Normalized FFO attributable to common stockholders	$149.58	$156.92

Net (loss) income per common share	$(0.03)	$0.03

NAREIT FFO per common share	$1.13	$1.19

Normalized FFO per common share	$1.18	$1.24

Weighted average diluted shares	126.6	126.6

Total Portfolio Same-Store NOI growth	5.00%	7.00%

Segment-Level Same-Store NOI growth:
ISHC	8.00%	10.00%
Outpatient Medical	(0.50)%	0.00%
SHOP	25.00%	30.00%
Triple-Net Leased	1.00%	3.00%
___________
(1)Amounts presented net of noncontrolling interests' share and AHR's share of unconsolidated entities.

Page | 15

Definitions

Adjusted EBITDA: EBITDA excluding the impact of stock-based compensation expense, acquisition and pursuit costs, gain (loss) on sales of real estate, unrealized foreign currency gain (loss), change in fair value of financial instruments, impairment of real estate assets, lease termination revenue, non-recurring items, and adjusted for non-controlling interest.
Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third-party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
EBITDA: A non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization.
GAAP revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments.
ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are predominantly operated utilizing a RIDEA structure.
NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.
Net Debt: Total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash pertaining to debt.
NOI: Net operating income; a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, business acquisition expenses, depreciation and amortization, interest expense, gain or loss on dispositions, impairment of real estate investments, impairment of goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income and income tax benefit or expense.
Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are projected to be sold.
Normalized FFO attributable to controlling interest or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): expensed acquisition fees and costs, which we refer to as business acquisition expenses; amounts relating to changes in deferred rent and amortization of above and below-market leases (which are adjusted in order to reflect such payments
Page | 16

from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the noncash effect of income tax benefits or expenses; capitalized interest; impairment of goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.
Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our Pro-Rata share.
Outpatient Medical or OM: Outpatient Medical buildings.
Pro-Rata: As of March 31, 2024, we owned and/or operated our 126 integrated senior health campuses through entities of which we owned 75.4% of the ownership interests and eight other buildings through entities of which we owned 90.0% to 98.0% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis.
RIDEA: Used to describe properties within the portfolio that utilize the RIDEA structure as described in “RIDEA structure”.
RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (“TRS”), which in turn contracts with an eligible independent contractor (“EIK”) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties.
Same-Store or SS: Properties owned and consolidated the full period in both comparison periods and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in

Page | 17

accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.
Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
SHOP: Senior housing operating properties.
Square Feet or Sq. Ft.: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Total Debt: The principal balances of the Company’s revolving credit facility, term loans and secured indebtedness as reported in the Company’s consolidated financial statements.
Trilogy: Trilogy Investors, LLC; one of our consolidated joint ventures, in which we indirectly owned a 75.4% interest as of March 31, 2024.
Trilogy REIT Holdings: Trilogy REIT Holdings, LLC; the joint venture between the Company and NorthStar Healthcare Income, Inc. that owns the interest in Trilogy or Trilogy Investors, LLC.
Triple-net leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property and paying property taxes and other expenses.

Page | 18